Exhibit (j)(1)

Goodwin Procter LLP
Counsellors at Law
Exchange Place
Boston, MA 02109
T: 617.570.1000
F: 617.523.1231

April 30, 2009

VIA EDGAR

ING Variable Portfolios, Inc.

7337 E. Doubletree Ranch Road

Scottsdale, Arizona 85258

Re:	ING Variable Portfolios, Inc.
Post-Effective Amendment No. 51 to Registration Statement on Form N-1A
File Nos. 333-05173; 811-07651

Ladies and Gentlemen:

Reference is hereby made to Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A of ING Variable Portfolios, Inc. (the “Registrant”), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP